EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement (Amendment No. 2 to Form S-4 No. 333-139790) of Reliance Steel & Aluminum Co. and the related Prospectus, the Registration Statement (Form S-8 No. 333-82060) pertaining to the Reliance Steel & Aluminum Co. 1994 Incentive and Non-Qualified Stock Option Plan, the Registration Statement (Form S-8 No. 333-133204) pertaining to the Earle M. Jorgensen Company 2004 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-133221) pertaining to the Earle M. Jorgensen Retirement Savings Plan, the Registration Statement (Form S-8 No. 333-136290) pertaining to the Reliance Steel & Aluminum Co. Amended and Restated Stock Option and Restricted Stock Plan, and the Registration Statement (Form S-8 No. 333-147226) pertaining to the Reliance Steel & Aluminum Co. Master 401(k) Plan, the Earle M. Jorgensen Retirement Savings Plan, and the Precision Strip Retirement and Savings Plan, of our reports dated February 28, 2008, with respect to the consolidated financial statements and schedule of Reliance Steel & Aluminum Co. and the effectiveness of internal control over financial reporting of Reliance Steel & Aluminum Co., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

Los Angeles, California
February 28, 2008

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